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                                                                     EXHIBIT 5.1

                        February 12, 1997




Children's Broadcasting Corporation
724 First Street North
Minneapolis, MN  55401

    RE:  REGISTRATION STATEMENT ON FORM S-8
         1994 STOCK OPTION PLAN

Gentlemen:

    I am General Counsel to Children's Broadcasting Corporation, a Minnesota corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, in connection with the proposed issuance of an additional 750,000 shares of Common Stock, $.02 par value, of the Company (the "Shares"), to be issued upon exercise of options granted under the Company's 1994 Stock Option Plan (the "Plan").

    I have examined the Registration Statement and those documents, corporate records, and other instruments I deemed relevant as a basis for the opinion herein expressed.

    Based on the foregoing, it is my opinion that when the Registration Statement is filed with the Securities and Exchange Commission, and the Shares have been issued as contemplated by the Plan, the Shares will be legally and validly issued, fully-paid and nonassessable.

    I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                  Very truly yours,



                                  /s/ Lance W. Riley
                                  ----------------------------------------
                                  Lance W. Riley
                                  General Counsel and Secretary
                                  Children's Broadcasting Corporation